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                                                                 Exhibit 23.2


                           Independent Auditors' Consent



The Board of Directors
Ciprico Inc.:

     We consent to incorporation by reference in the registration statements (No. 33-47840, 33-78116, 33-64999, 33-65001, 333-02931, 333-02933, 333-428241,
333-42843 and 333-42845) on Form S-8 of Ciprico Inc of our report dated November 6, 1996, relating to the consolidated statements of income, shareholders' equity, and cash flows for the year ended September 30, 1996, which report appears in the September 30, 1998 Annual Report of Ciprico Inc.



/s/ KPMG Peat Marwick LLP


Minneapolis, Minnesota
December 11, 1998